UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 18, 2005

Zimmer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(574) 267-6131

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective January 18, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Zimmer Holdings, Inc. (the “Company”) approved awards under the Zimmer Holdings, Inc. 2001 Stock Incentive Plan (the “Plan”) for certain key employees, including the following named executive officers (as reported in the Company’s 2004 proxy statement): J. Raymond Elliott, Sam R. Leno, Bruno A. Melzi and David C. Dvorak. Two separate awards were made: (1) nonqualified stock options and (2) nonqualified performance-conditioned stock options. The per-share exercise price for all of the options is equal to the fair market value of the Company’s common stock on the date of grant. The actual number of shares, if any, which an optionee may purchase upon exercise of the performance-conditioned stock options will depend upon the achievement by the Company of certain performance levels for earnings per share, revenue and free cash flow for the year ended December 31, 2005. If the specified performance levels are achieved, then the performance-conditioned stock options will vest ratably over a four-year period.

     A copy of the Plan was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The form of nonqualified stock option grant award letter under the Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 12, 2005. The form of nonqualified performance-conditioned stock option grant award letter under the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Form of Nonqualified Performance-Conditioned Stock Option Grant Award Letter under the Zimmer Holdings, Inc. 2001 Stock Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.
By:	/s/ David C. Dvorak
David C. Dvorak, Executive Vice President,
Corporate Services, Chief Counsel and Secretary

Dated: January 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonqualified Performance-Conditioned Stock Option Grant Award Letter under the Zimmer Holdings, Inc. 2001 Stock Incentive Plan